EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President and CFO

(540) 829-1603

farrarj@vfgi.net

VIRGINIA FINANCIAL GROUP, INC. ANNOUNCES RECORD FOURTH QUARTER AND ANNUAL EARNINGS

Culpeper, VA-Virginia Financial Group, Inc. (NASDAQ: VFGI) today reported record fourth quarter 2005 earnings of $5.0 million, an increase of 23.1% compared to earnings of $4.1 million for the fourth quarter of 2004. Net income per diluted share was $.69, up 23.2% compared to $.56 for the same period in 2004. VFG’S earnings for the fourth quarter of 2005 produced an annualized return on average assets (ROA) of 1.31% and an annualized return on average equity (ROE) of 14.59%, compared to prior year ratios of 1.11% and 12.84%, respectively. For the twelve months of 2005, net income was a record $18.2 million, up 19.8% from $15.2 million for the same period in 2004. Net income per diluted share was $2.52, up 19.4% from $2.11 for the twelve months of 2004. ROA and ROE for the twelve month period was 1.23% and 13.86%, respectively, compared to 1.07% and 12.40% for the same period in 2004.

O.R. Barham, Jr., President and CEO, commented, “We are quite pleased with our financial results for 2005, making progress on many fronts and achieving a record level of earnings for the Company. The fourth quarter continued to show positive trends with margin expansion, excellent asset quality, improvement in efficiency and solid contribution from our mortgage division. We again saw our efficiency ratio drop to its lowest level in several years, and our return on average equity approached 15% for the fourth quarter. Balance sheet growth could frankly have been better, and we are seeing an acceleration of loan pay-off activity as increased real estate valuations have shortened the duration of many of our commercial customer’s anticipated holding periods. We see this trend continuing in the first quarter of 2006. Nevertheless, we are excited about our plans for 2006 and look forward to executing our strategies with optimism and enthusiasm.”

REVENUE GROWTH

Total revenue, comprised of net interest income and noninterest income, was $19.0 million for the fourth quarter of 2005, an increase of $2.3 million or 13.4% over $16.8 million in 2004. The largest component, net interest income, amounted to $15.2 million for the fourth quarter, up $1.9 million or 14.7% compared with $13.3 million for the same quarter in 2004. For the twelve months ended December 31, 2005, net interest income was $56.8 million, an increase of $5.4 million or 10.4% from $51.5 million for the same period in 2004. Improvements in the growth and mix of average earning assets, coupled with net interest margin expansion, were primarily contributors to this growth. The net interest margin for the fourth quarter of 2005 was 4.40%, up four basis points sequentially compared to 4.36% for the third quarter of 2005, and up thirty-one basis points when compared to 4.09% for the fourth quarter of 2004. The net interest margin for the twelve months ended December 31, 2005 was 4.29%, compared to 4.04% for the same period in 2004.

Total noninterest income was $3.8 million for the fourth quarter of 2005, an increase of $304 thousand or 8.7% compared to $3.5 million for the fourth quarter of 2004. Trust and brokerage fee income rose to $951 thousand for the quarter, an increase of $134 thousand or 16.4% over the same period in 2004. VFG experienced higher revenues and profitability from mortgage operations, with gross mortgage banking fees amounting to $910 thousand, an increase of $462 thousand or 103.1% when compared to $448 thousand for the fourth quarter of 2004, but down sequentially $112 thousand or 11.0% from the third quarter of 2005.

NONINTEREST EXPENSE AND EFFICIENCY

Noninterest expense for the fourth quarter of 2005 amounted to $11.3 million, up $1.1 million or 10.4% from $10.2 million for the same period in 2004, and up sequentially $185 thousand or 1.7% from the third quarter of 2005. For the twelve month period ended December 31, 2005, noninterest expense amounted to $43.7 million, an increase of $2.7 million or 6.5% over $41.0 million for the same period in 2004. As noted in our previous quarter, expenses accelerated in the fourth quarter due to increased costs associated with sales and credit training initiatives and incentive compensation related costs. The modest increase for the year is attributable to a fairly stable full-time equivalent employee count, no significant expansion activities during the period, and general improvements in overall efficiency. VFG’s efficiency ratio was 57.8% for the quarter, compared to 59.4% for the same quarter in 2004. For the twelve month period ended December 31, 2005, the efficiency ratio was 59.1%, compared to 61.4% for the same period in 2004.

BALANCE SHEET

Average loans for the fourth quarter were $1.15 billion, up $108.2 million or 10.4% from the fourth quarter of 2004, and average total assets were $1.52 billion, up $60 million or 4.1% from the fourth quarter of 2004. Loans receivable decreased $22.0 million or 1.9% growth for the fourth quarter of 2005 on increased pay-off activity. The securities portfolio increased $28.3 million or 12.9% to $247.7 million.

Average deposits for the fourth quarter were $1.27 billion, up $6 million or .5% from the fourth quarter of 2004. Excluding the impact of the sale of branches in Tazewell, Virginia during first quarter 2005, the growth rate was 2.6%. Sequentially, deposits decreased $13.3 million or 1.1% to $1.26 billion from third quarter 2005. While certificate of deposit balances were up $17.6 million or 3.5% for the quarter, VFG experienced decreases in each of its demand deposit categories. Non-interest bearing demand deposits were down $7.2 million or 2.8% for the quarter, due to lower balances associated with real estate closings, but are up $11.0 million or 4.6% when compared to a year ago.

At December 31, 2005 VFG had total assets of $1.51 billion, compared to $1.45 billion at December 31, 2004. Shareholder’s equity at December 31, 2005 was $136.1 million, an increase of $9.0 million or 7.1% compared to December 31, 2004. Shareholder’s equity represented 9.04% of total assets at December 31, 2005, while tangible equity capital represented 7.92% of tangible assets at December 31, 2005. Book value at December 31, 2005 was $18.99 per share, compared to $17.75 at December 31, 2004.

ASSET QUALITY

Asset quality remains strong, with VFG’s ratio of non-performing assets as a percentage of total assets amounting to .12% as of December 31, 2005, compared to ..28% at December 31, 2004 and .11% at September 30, 2005. Net (recoveries) charge-offs as a percentage of average loans receivable amounted to (.003)% for the quarter and .01% for the twelve month period ended December 31, 2005, compared to .02% and .06% for the same periods in 2004. At December 31, 2005, the allowance for loan losses was approximately seven times the level of non-performing assets, while the allowance as a percentage of total loans amounted to 1.19%. VFG decreased its provision for by loan losses by $164 thousand or 28.2%, from $581 thousand for the three months ended December 31, 2004 compared to $417 thousand for the three months ended December 31, 2005. It also decreased its provision by $86 thousand when compared to the provision recorded for the third quarter of 2005, consistent with charge-off experience and general improvement in asset quality during the period.

ABOUT VFG

VFG is the holding company for Planters Bank & Trust Company of Virginia – in Staunton; Second Bank & Trust – in Culpeper; Virginia Heartland Bank – in Fredericksburg and Virginia Commonwealth Trust Company – in Culpeper. The Company is a traditional community banking provider, offering a full range of business and consumer banking services including trust and asset management service via its trust company affiliate. The organization maintains a network of thirty-six branches serving Central and Southwest Virginia, with a thirty seventh branch scheduled to open in Lynchburg next month. It also maintains five trust and investment service offices in its markets, and loan production offices located in Charlottesville and Lynchburg.

NON-GAAP FINANCIAL MEASURES

This report refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income excluding gain on sale of securities. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information not be viewed as a substitute for GAAP. VFG, in referring to its net income, is referring to income under generally accepted accounting principles, or “GAAP”.

FORWARD LOOKING STATEMENTS

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes”, “expects”, “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. VFG wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect VFG’s actual results, causing actual results to differ materially from those in any forward looking statement. These factors include: (i) expected cost savings from VFG’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in VFG’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions and (vii) changes may occur in the securities markets. Please refer to VFG’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.vfgi.net.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Three Months Ended		Percent Increase (Decrease)
	12/31/2005	12/31/2004
INCOME STATEMENT
Interest income - taxable equivalent	$22,324	$18,972	17.67%
Interest expense	6,687	5,272	26.84%
Net interest income - taxable equivalent	15,637	13,700	14.14%
Less: taxable equivalent adjustment	422	434	-2.76%
Net interest income	15,215	13,266	14.69%
Provision for loan and lease losses	417	581	-28.23%
Net interest income after provision for loan and lease losses	14,798	12,685	16.66%
Noninterest income	3,800	3,496	8.70%
Noninterest expense	11,279	10,220	10.36%
Provision for income taxes	2,307	1,889	22.13%
Net income	$5,012	$4,072	23.08%

PER SHARE DATA
Basic earnings	$0.70	$0.57	22.81%
Diluted earnings	$0.69	$0.56	23.21%

Shares outstanding	7,172,734	7,161,499

Weighted average shares -
Basic	7,171,232	7,160,782
Diluted	7,224,963	7,208,699

Dividends paid on common shares	$0.22	$0.20

PERFORMANCE RATIOS
Return on average assets	1.31%	1.11%	18.02%
Return on average equity	14.59%	12.84%	13.63%
Return on average realized equity (A)	14.46%	13.13%	10.13%
Net interest margin (taxable equivalent)	4.40%	4.09%	7.58%
Efficiency (taxable equivalent) (B)	57.78%	59.39%	-2.71%

ASSET QUALITY
Allowance for loan losses
Beginning of period	$13,128	$11,300
Provision for loan losses	417	581
Charge offs	(49)	(264)
Recoveries	85	89
End of period	$13,581	$11,706

NOTES: Applicable ratios are annualized

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B)	Excludes securities gains (losses) and foreclosed property expense for all periods.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Twelve Months Ended		Percent Increase (Decrease)
	12/31/2005	12/31/2004
INCOME STATEMENT
Interest income - taxable equivalent	$82,326	$72,889	12.95%
Interest expense	23,861	19,628	21.57%
Net interest income - taxable equivalent	58,465	53,261	9.77%
Less: taxable equivalent adjustment	1,620	1,780	-8.99%
Net interest income	56,845	51,481	10.42%
Provision for loan and lease losses	2,012	2,534	-20.60%
Net interest income after provision for loan and lease losses	54,833	48,947	12.03%
Noninterest income	15,443	14,544	6.18%
Noninterest expense	43,702	41,723	4.74%
Provision for income taxes	8,358	6,565	27.31%
Net income	$18,216	$15,203	19.82%

PER SHARE DATA
Basic earnings	$2.54	$2.12	19.81%
Diluted earnings	$2.52	$2.11	19.43%

Shares outstanding	7,172,734	7,161,499

Weighted average shares -
Basic	7,168,027	7,158,574
Diluted	7,217,368	7,201,750

Dividends paid on common shares	$0.84	$0.78

PERFORMANCE RATIOS
Return on average assets	1.23%	1.07%	14.95%
Return on average equity	13.86%	12.40%	11.77%
Return on average realized equity (A)	13.88%	12.70%	9.29%
Net interest margin (taxable equivalent)	4.29%	4.09%	4.89%
Efficiency (taxable equivalent) (B)	59.15%	61.44%	-3.73%

ASSET QUALITY
Allowance for loan losses
Beginning of period	$11,706	$9,743
Provision for loan losses	2,012	2,534
Charge offs	(452)	(802)
Recoveries	315	231
End of period	$13,581	$11,706

Non-performing assets:
Non-accrual loans	$1,604	$2,552
Loans 90+ days past due and still accruing	—	—
Other real estate owned	75	5
Troubled debt restructurings	154	1,451
Total non-performing assets	$1,833	$4,008
to total assets:	0.12%	0.28%
to total loans plus OREO:	0.16%	0.38%
Allowance for loan losses to total loans	1.19%	1.10%
Net charge-offs (recoveries)	$137	$571
Net charge-offs to average loans outstanding	0.01%	0.06%

NOTES: Applicable ratios are annualized

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B)	Excludes securities gains (losses) and foreclosed property expense for all periods.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	12/31/2005	12/31/2004	Percent Increase (Decrease)
SELECTED BALANCE SHEET DATA
End of period balances

Cash and cash equivalents	$48,017	$39,326	22.10%

Securities available for sale	243,364	286,309	-15.00%
Securities held to maturity	4,287	5,849	-26.71%
Total securities	247,651	292,158	-15.23%

Real estate - construction	115,944	116,888	-0.81%
Real estate - 1-4 family residential	327,618	293,859	11.49%
Real estate - commercial and multifamily	576,497	507,707	13.55%
Commercial, financial and agricultural	78,110	94,887	-17.68%
Consumer loans	40,876	44,379	-7.89%
All other loans	3,485	3,448	1.07%
Total loans	1,142,530	1,061,168	7.67%
Deferred loan costs	546	407	34.15%
Allowance for loan losses	(13,581)	(11,706)	16.02%
Net loans	1,129,495	1,049,869	7.58%

Other assets	80,021	68,255	17.24%

Total assets	1,505,184	1,449,608	3.83%

Noninterest bearing deposits	249,775	238,735	4.62%
Money market & interest checking	360,656	379,793	-5.04%
Savings	124,297	139,018	-10.59%
CD’s and other time deposits	520,781	499,618	4.24%
Total deposits	1,255,509	1,257,164	-0.13%

Short-term borrowed funds	45,865	21,970	108.76%
Trust preferred capital notes	20,619	20,619	0.00%
Federal Home Loan Bank advances	35,000	14,060	148.93%
Other liabilities	12,086	8,706	38.82%

Total liabilities	1,369,079	1,322,519	3.52%

Total stockholders’ equity	$136,105	$127,090	7.09%

Accumulated comprehensive income (loss)	$(2,013)	$1,639	-222.82%

	For the Twelve Months Ended		Percent Increase (Decrease)
	12/31/2005	12/31/2004
Average balances

Total assets	$1,477,718	$1,423,204	3.83%
Total stockholders’ equity	$131,437	$122,650	7.16%

	For the Three Months Ended
	12/31/2005	12/31/2004
Total assets	$1,515,012	$1,454,842	4.14%
Total stockholders’ equity	$136,282	$126,157	8.03%

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

	For the Three Months Ended		Percent Increase (Decrease)
	12/31/2005	12/31/2004
Interest Income
Interest and fees on loans	$19,211	$15,676	22.55%
Interest on deposits in other banks	30	1	—
Interest and dividends on securities:
Taxable	1,493	1,911	-21.87%
Tax-exempt	695	696	-0.14%
Dividends	136	134	1.49%
Interest income on federal funds sold	338	120	181.67%
Total interest income	21,903	18,538	18.15%

Interest Expense
Interest on deposits	5,593	4,766	17.35%
Interest on federal funds repurchased and securities sold under agreements to repurchase	145	77	88.31%
Interest on other short-term borrowings	179	2	—
Interest on Federal Home Loan Bank advances	415	186	123.12%
Interest on trust preferred capital notes	356	241	47.72%
Total interest expense	6,688	5,272	26.86%

Net interest income	15,215	13,266	14.69%
Provision for loan losses	417	581	-28.23%
Net interest income after provision for loan losses	14,798	12,685	16.66%

Noninterest Income
Retail banking fees	1,735	1,912	-9.26%
Commissions and fees from fiduciary activities	747	668	11.83%
Brokerage fee income	204	149	36.91%
Other operating income	266	330	-19.39%
Gains (losses) on sale of fixed assets	(62)	6	—
Gains (losses) on securities available for sale	—	3	—
Gains (losses) on sale of other real estate owned	—	(20)	—
Gains (losses) on sale of branches	—	—	—
Gain on sale of mortgage loans	910	448	103.13%
Total noninterest income	3,800	3,496	8.70%

Noninterest Expense
Compensation and employee benefits	6,732	5,747	17.14%
Net occupancy expense	601	648	-7.25%
Supplies and equipment expenses	929	1,109	-16.23%
Amortization-intangible assets	158	174	-9.20%
Marketing	133	145	-8.28%
State franchise taxes	208	144	44.44%
Data processing	447	373	19.84%
Telecommunications	248	261	-4.98%
Professional fees	174	209	-16.75%
Other operating expenses	1,649	1,410	16.95%
Total noninterest expense	11,279	10,220	10.36%

Income before income taxes	7,319	5,961	22.78%
Income tax expense	2,307	1,889	22.13%
Net income	$5,012	$4,072	23.08%

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

	For the Twelve Months Ended		Percent Increase (Decrease)
	12/31/2005	12/31/2004
Interest Income
Interest and fees on loans	$70,712	$58,232	21.43%
Interest on deposits in other banks	41	4	—
Interest and dividends on securities:
Taxable	6,447	8,770	-26.49%
Tax-exempt	2,645	2,854	-7.32%
Dividends	397	390	1.79%
Interest income on federal funds sold	464	152	205.26%
Total interest income	80,706	70,402	14.64%

Interest Expense
Interest on deposits	20,408	17,859	14.27%
Interest on federal funds repurchased and securities sold under agreements to repurchase	568	238	138.66%
Interest on other short-term borrowings	468	143	227.27%
Interest on Federal Home Loan Bank advances	1,157	705	64.11%
Interest on trust preferred capital notes	1,260	683	84.48%
Total interest expense	23,861	19,628	21.57%

Net interest income	56,845	50,774	11.96%
Provision for loan losses	2,012	2,534	-20.60%
Net interest income after provision for loan losses	54,833	48,240	13.67%

Noninterest Income
Retail banking fees	6,954	7,522	-7.55%
Commissions and fees from fiduciary activities	2,954	2,804	5.35%
Brokerage fee income	723	663	9.05%
Other operating income	1,065	1,102	-3.36%
Gains (losses) on sale of fixed assets	(61)	6	—
Gains (losses) on securities available for sale	296	3	—
Gains (losses) on sale of other real estate owned	—	(20)	—
Gains (losses) on sale of branches	421	—	—
Gain on sale of mortgage loans	3,091	2,464	25.45%
Total noninterest income	15,443	14,544	6.18%

Noninterest Expense
Compensation and employee benefits	25,284	22,669	11.54%
Net occupancy expense	2,888	2,721	6.14%
Supplies and equipment expenses	4,056	4,333	-6.39%
Amortization-intangible assets	643	694	-7.35%
Marketing	887	636	39.47%
State franchise taxes	870	599	45.24%
Data processing	1,389	1,464	-5.12%
Telecommunications	1,017	1,055	-3.60%
Professional fees	804	922	-12.80%
Other operating expenses	5,864	5,923	-1.00%
Total noninterest expense	43,702	41,016	6.55%

Income before income taxes	26,574	21,768	22.08%
Income tax expense	8,358	6,565	27.31%
Net income	$18,216	$15,203	19.82%

VIRGINIA FINANCIAL GROUP INC.
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
THREE MONTHS ENDED DECEMMBER 31, 2005 AND 2004
(Dollars in thousands)

	Three months ended December 31,
	2005			2004
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates

Assets
Loans receivable, net	$1,146,423	$19,258	6.66%	$1,038,215	$15,731	6.03%
Investment securities
Taxable	159,606	1,628	4.05%	205,682	2,036	3.94%
Tax exempt	67,135	1,070	6.32%	63,703	1,084	6.77%

Total investments	226,741	2,698	4.72%	269,385	3,120	4.61%

Interest bearing deposits	3,135	30	3.80%	289	1	1.03%
Federal funds sold	32,408	338	4.14%	25,984	120	0.92%

	262,284	3,066	4.64%	295,658	3,241	4.36%

Total earning assets	1,408,707	22,324	6.2872%	1,333,873	18,972	5.66%

Total nonearning assets	106,305			120,969

Total assets	$1,515,012			$1,454,842

Liabilities and Stockholders’ Equity
Interest-bearing deposits
Interest checking	$187,417	$206	0.44%	$198,527	$196	0.39%
Money market	189,142	781	1.64%	183,725	454	0.98%
Savings	126,811	215	0.67%	141,549	231	0.65%
Time deposits:
Less than $100,000	362,229	3,019	3.31%	370,884	2,806	3.01%
$100,000 and more	147,962	1,372	3.68%	126,407	1,079	3.40%

Total interest-bearing deposits	1,013,561	5,593	2.19%	1,021,092	4,766	1.86%

Federal funds purchased and securities sold under agreements to repurchase	16,209	145	3.55%	20,073	77	1.53%
Trust preferred capital notes	20,619	356	6.85%	20,000	241	4.79%
Other short term borrowings	25,337	178	2.79%	188	2	4.23%
Federal Home Loan Bank advances	35,000	415	4.70%	14,076	186	5.26%

	97,165	1,094	4.47%	54,337	506	3.70%

Total interest-bearing liabilities	1,110,726	6,687	2.3895%	1,075,429	5,272	1.95%

Total noninterest-bearing liabilities	268,004			253,256

Total liabilities	1,378,730			1,328,685
Stockholders’ equity	136,282			126,157

Total liabilities and stockholders’ equity	$1,515,012			$1,454,842

Net interest income (tax equivalent)		$15,637			$13,700

Average interest rate spread			3.90%			3.71%
Interest expense as percentage of average earning assets			1.88%			1.57%
Net interest margin			4.40%			4.09%

VIRGINIA FINANCIAL GROUP INC.
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
TWELVE MONTHS ENDED DECEMBER 31, 2005 AND 2004
(Dollars in thousands)

	Twelve months ended December 31,
	2005			2004
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates

Assets
Loans receivable, net	$1,113,206	$70,908	6.37%	$991,911	$58,463	5.89%
Investment securities
Taxable	173,668	6,844	3.94%	233,429	9,160	3.92%
Tax exempt	63,029	4,069	6.46%	66,610	4,403	6.61%

Total investments	236,697	10,913	4.61%	300,039	13,563	4.52%

Interest bearing deposits	1,256	41	3.26%	416	4	0.96%
Federal funds sold	12,968	464	3.58%	9,044	152	1.68%

	250,921	11,418	4.55%	309,499	13,719	4.43%

Total earning assets	1,364,127	82,326	6.04%	1,301,410	72,182	5.55%

Total nonearning assets	113,591			121,794

Total assets	$1,477,718			$1,423,204

Liabilities and Stockholders’ Equity
Interest-bearing deposits
Interest checking	$192,987	$807	0.42%	$195,131	$950	0.49%
Money market	176,606	2,325	1.32%	176,386	1,649	0.94%
Savings	131,420	880	0.67%	140,925	948	0.67%
Time deposits:
Less than $100,000	364,645	11,473	3.15%	370,746	10,233	2.76%
$100,000 and more	137,197	4,923	3.59%	121,135	4,079	3.37%

Total interest-bearing deposits	1,002,855	20,408	2.03%	1,004,323	17,859	1.78%

Federal funds purchased and securities sold under agreements to repurchase	21,189	568	2.68%	23,801	238	1.00%
Trust preferred capital notes	20,619	1,260	6.11%	16,281	683	4.20%
Other short term borrowings	16,486	468	2.84%	10,277	143	1.39%
Federal Home Loan Bank advances	25,212	1,157	4.59%	12,960	705	5.44%

	83,506	3,453	4.14%	63,319	1,769	2.79%

Total interest-bearing liabilities	1,086,361	23,861	2.19%	1,067,642	19,628	1.84%

Total noninterest-bearing liabilities	259,920			232,912

Total liabilities	1,346,281			1,300,554
Stockholders’ equity	131,437			122,650

Total liabilities and stockholders’ equity	$1,477,718			$1,423,204

Net interest income (tax equivalent)		$58,465			$52,554

Average interest rate spread			3.85%			3.71%
Interest expense as percentage of average earning assets			1.75%			1.51%
Net interest margin			4.29%			4.04%